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                                                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (File Nos. 333-37961, 333-45535) and Form S-8 (File Nos. 333-015583, 333-17855, 333-45523, 333-95471, 333-44424, 333-55106) of
Inverness Medical Technology, Inc. of our report dated March 17, 2000, relating to the financial statements of LXN Corporation, which appears in the Current Report on Form 8-K/A of Inverness Medical Technology, Inc. dated June 11, 2001.


                                        /s/ PricewaterhouseCoopers LLP
                                        PRICEWATERHOUSECOOPERS LLP

San Diego, CA
June 11, 2001